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                                                                       EXHIBIT 5



                               September 22, 2000



Cardinal Health, Inc.
7000 Cardinal Place
Dublin, OH 43017

Ladies and Gentlemen:

I am the Assistant General Counsel, Practice Group Head, Securities and Corporate Governance Group, at Cardinal Health, Inc., an Ohio corporation ("Cardinal" or the "Company"), and have acted as such in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $1,000,000,000 of: (i) Cardinal common shares, without par value ("Common Shares") and (ii) unsecured debt securities of Cardinal (the "Debt Securities" and, collectively with the Common Shares, the "Offered Securities"). The Debt Securities are to be issued under an Indenture between the Company and Bank One, N.A. (formerly known as Bank One, Columbus, N.A.), as trustee (the "Indenture Trustee"), and one or more supplemental indentures thereto (collectively, the "Indenture"). Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified or otherwise certified to my or their satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

Based on the foregoing, it is my opinion that:

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 1. The Debt Securities will be legally issued and binding obligations of the
   Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Indenture Trustee; (iii) an appropriate prospectus supplement with respect to the particular Debt Securities then being sold by the Company shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iv) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Debt Securities, as contemplated by the Registration Statement and Indenture; (v) the supplemental indenture under which the particular Debt Securities are to be issued shall have been duly executed as provided in the Indenture and such resolutions; and (vi) the Debt Securities shall have been duly executed, authenticated and delivered to the purchasers thereof against payment of the agreed consideration therefor.

2. The Common Shares will be legally issued, fully paid and non-assessable when:
   (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Common Shares as contemplated by the Registration Statement and prospectus supplement relating thereto and the Common Shares are issued in a manner consistent therewith; and (iii) the certificates representing the Common Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

This opinion is expressed as of the date hereof. For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company. I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Offered Securities.

I am a member of the bar of the State of Ohio and I express no opinion as to the laws of any jurisdiction other than the State of Ohio.
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I hereby consent to the filing of this opinion as an exhibit to the Company's
Registration Statement on Form S-3 relating to the Offered Securities. I also consent to the reference to me under the caption "Legal Opinions" in the Registration Statement. In giving this consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                        Very truly yours,


                                        /s/ Amy B. Haynes
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                                        Amy B. Haynes
                                        Assistant General Counsel